Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 10, 2014, is by and among INTL FCSTONE LTD., a company formed under the laws of England and Wales with a registration number of 5616586 (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiary Guarantors of the Borrower from time to time party thereto, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 15, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of and grant certain consents under the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to and grant such consents under the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO AND CONSENTS UNDER CREDIT AGREEMENT

1.1    Amendment to Definition of Maturity Date. The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to change the date referenced therein from “November 10, 2014” to “November 5, 2015”.

1.2    Consent to Dissolution. Notwithstanding anything contained in Section 7.04, or otherwise, under the Credit Agreement, the Administrative Agent and Lenders hereby consent to the Borrower dissolving, liquidating or otherwise winding up its Subsidiary (or otherwise consenting to, permitting or causing, such dissolution, liquidation or other wind up), INTL Global Currencies LTD., a company formed under the laws of England and Wales, with a registration number 5156834.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective on the date hereof upon the Administrative Agent receiving the following:

(a)    a copy of this Amendment duly executed by each of the Loan Parties and the Parent, the Lenders and the Administrative Agent; and

(b)    for the account of the Lenders, the upfront fee equal to 0.50% per annum of the Aggregate Commitments as required by Section 2.07(a) of the Credit Agreement.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties and the Parent represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document are true and correct as of the date hereof (with all applicable materiality standards and except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Loan Party and the Parent hereby ratifies the Credit Agreement and each other Loan Document to which they are party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6    Further Assurances. The Loan Parties and the Parent agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties and the Parent hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this First Amendment to Credit Agreement to be duly executed on the date first above written.

BORROWER:            INTL FCSTONE LTD.

By:     /s/ Stephen Bailey
Name:        Stephen Bailey
Title:        Chief Financial Officer

By:     /s/ Catherine Odigie
Name:        Catherine Odigie
Title:        Company Secretary

GUARANTORS:	INTL GLOBAL CURRENCIES LTD., a company formed under the laws of England and Wales, with a registration number of 5156834

By:     /s/ Stephen Bailey
Name:        Stephen Bailey
Title:        Chief Financial Officer

By:     /s/ Catherine Odigie
Name:        Catherine Odigie
Title:        Company Secretary

INTL FCSTONE INC., a Delaware corporation

By:     /s/ Brian Sephton
Name:        Brian Sephton
Title:        Chief Legal & Governance Officer

By:     /s/ Bruce Fields
Name:        Bruce Fields
Title:        Group Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:     /s/ Maryanne Fitzmaurice
Name:        Maryanne Fitzmaurice
Title:        Director

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

By:     /s/ Maryanne Fitzmaurice
Name:        Maryanne Fitzmaurice
Title:        Director